UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October18, 2004

                             Hesperia Holding, Inc.
             (Exact name of registrant as specified in its charter)



          Nevada                       000-30085               88-04553327
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


                   9780 E. Avenue, Hesperia, California 92345
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (760) 244-8787

                                   Copies to:
                              Andrea Cataneo, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On October 18, 2004, William Nalls was appointed as the Chief Operations Officer of Hesperia Holding, Inc. (the "Company"). From April of 1996 to the present, Mr. Nalls has been serving as Chief Operations Officer of Hesperia Truss, Inc, the Company's wholly owned subsidiary, and he will continue to serve in that capacity going forward. Mr. Nalls also previously worked at Don Oaks Lumber, Inc. At Don Oaks Lumber and Hesperia Truss, Mr. Nalls received formal training on truss layout and design. Mr. Nalls has not held other directorships in reporting companies.

     Mr. Nalls does not have family relationships with any director, executive officer, or other person nominated or chosen by the Company to become directors or officers. In addition, Mr. Nalls does not have a direct or indirect material interest in any transaction or proposed transaction in the past two (2) years to which the Company was or is to be a party.

     The Company and Mr. Nalls contemplate entering into a written Employment Agreement prior to the end of the Company's 2004 fiscal year. However, preliminary terms of the Employment Agreement have been agreed upon. Mr. Nalls will receive 100,000 shares of the Company's common stock as a signing bonus and will receive an annual compensation of $96,000, plus benefits. These terms are subject to revision when a written Employment Agreement is finalized.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Hesperia Holding, Inc.


Date: October 22, 2004                         /s/ DONALD M. SHIMP
                                               -------------------
                                               Donald M. Shimp
                                               Chief Executive Officer